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Exhibit 10.18

PURCHASE AND SALE AGREEMENT

        This Purchase and Sale Agreement (this "Agreement") made and entered into effective as of July 1, 2004, is made by and between Diversified Energy, Inc., a Tennessee corporation, with its principal office located at 8874 Kinston Pike, Suite 200, Knoxville, Tennessee 37923 (the "Seller") and Blue Ridge Paper Products Inc., a Delaware corporation, through its Dairy Pak Division, with its principal office located at 41 Main Street, Canton, North Carolina (the "Purchaser").

W I T N E S S E T H:

        WHEREAS, the Seller desires to mine, manufacture, process, ship and sell coal and coal products to the Purchaser under the terms and conditions of this Agreement;

        WHEREAS, the Purchaser desires to purchase such coal from the Seller; and

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and the Purchaser agree as follows:

I.    Definitions.    As used in this Agreement, the terms defined above shall have the meanings set forth above and the following terms shall have the meanings set forth below:

        1.1   "Confidential Information" shall mean collectively, (i) the business plans and strategies, manufacturing processes, production schedules and forecasts, pricing information, customer and supplier information pertaining to the transactions contemplated hereunder, (ii) product specifications, and (iii) the existence of this Agreement and the terms hereof. Confidential Information excludes, however, (i) such information which was in the possession of the recipient prior to the date of disclosure, as evidenced by a writing in such party's possession (ii) such information which was in the public domain prior to the date of disclosure, (iii) such information which becomes part of the public domain by publication or otherwise (except an unauthorized act or omission by the recipient thereof), and (iv) such information which is supplied to the recipient thereof without restriction by a person who is under no obligation to the disclosing party to maintain such information in confidence.

        1.2   "Terms and Conditions" shall mean the Terms and Conditions that are attached to this Agreement hereto as Schedule A and incorporated herein by reference.

        1.3   "Purchase Order" shall mean a purchase order issued by Purchaser pursuant to this Agreement which substantially conforms to the form of purchase order attached hereto as Schedule B and incorporated herein by reference.

        1.4   "Coal Property" as used in the Terms and Conditions on Schedule C attached hereto shall mean the physical location at which the coal sold hereunder is mined.

        1.5   "Consignment Warehouse" shall mean that area located on Purchaser's Canton Mill property designated "the coal hill" or such other place of storage of coal on the mill property.

II.    Sale and Purchase of the Coal.

        2.1   Sale and Purchase Obligation.    Seller shall mine, manufacture and sell to Purchaser, and Purchaser shall purchase and accept from Seller, the Coal in quantities constituting one hundred percent (100%) of Purchaser's requirements, subject to Schedule A, Terms and Conditions of the agreement, of coal during the Term. The size, quantities, quality and specifications of such coal shall be as provided on Schedule C and incorporated herein by reference.

        2.2   Purchase Orders.

          (a)   Purchaser shall order all of its coal pursuant to a blanket Purchase Order for the term of this Agreement. Purchaser shall issue its blanket Purchase Order to Seller contemporaneously with the execution of this Agreement.

III.  Prices, Terms, and Payments.

        3.1   Initial Prices.    Purchaser shall pay Seller the base prices shown on Schedule C for each size of coal.

        3.2   Term.    The Term of this Agreement shall be for a period beginning August 14, 2004 through December 31, 2005 for all Stoker coal as described in Schedule C and July 1, 2004 through December 31, 2005 for all Nut and Slack and Low Sulfur coal as described in Schedule C.

        3.3   Payment.    Seller shall provide coal to Purchaser on a consignment basis whereas Purchaser pays only for actual usage. Purchaser is responsible for notifying Seller of all coal consumed the previous week by sending a fax to Seller by noon each Monday (or the next business day, if Monday is a holiday). Based on these reports, Seller shall maintain the quantity of coal within the "Consignment Warehouse" at the required inventory minimum levels as outlined in Schedule C. On the last business working day of each month, the Purchaser will provide a detailed report identifying the coal on hand at the "Consignment Warehouse" by item. Upon receipt of such report, Seller shall issue an invoice listing all coal consumed during the previous month with the applicable prices, credits, and discounts. Purchaser shall pay such invoices, in U.S. dollars, within 5 days of receipt via wire transfer to designated address as provided by Seller.

        3.4   Shipment Schedule.    Seller shall arrange and schedule coal shipments based on Purchaser's production needs at its Canton Mill facility and pursuant to the minimum inventory quantities for each type of coal set forth in Schedule C.

        3.5   Independent Contractor.    Each party is an independent contractor and under no circumstances shall this agreement be construed as one of agency, partnership, joint venture or other employment between Purchaser and Seller. Each party acknowledges and agrees that it neither has nor will give the appearance or impression of having any legal authority to bind or commit the other party in any manner.

        3.5   Confidentiality.    Except to the extent required by law or legal process, during the Term and for a period of three years thereafter, neither Seller nor Purchaser, nor their respective employees and agents, shall disclose Confidential Information of the other to any person without the express prior written consent of the other. Both Seller and Purchaser shall take reasonable actions, consistent with their normal business practices, to ensure compliance with this requirement by their respective employees and agents. Confidential Information provided by one party to another party shall only be used to effectuate the intent of this Agreement and for no other purpose. Should any person seek to legally compel a party to disclose the Confidential Information of the other, the party from which the Confidential Information is being sought shall provide the other with prompt written notice so that the other party may, in its sole discretion, seek a protective order or other appropriate remedy.

        3.6   Construction.    This Agreement and the attached Schedules which have been made a part hereof contain the entire agreement between the parties with respect to the subject matter hereof, and prior, collateral or subsequent representations, promises or conditions in connection with or in respect to the subject matter hereof that are not incorporated herein are not binding upon the parties. This Agreement is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of its terms. No course of prior dealings between the parties and no usage of trade shall be relevant or admissible to supplement, explain, or vary any of the terms of this Agreement. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement shall not be relevant or admissible to determine the meaning of this Agreement even though the accepting or acquiescing party has knowledge of the nature of the performance and an opportunity to make objection. No representations, understandings, or agreements, whether written or oral, have been made or relied upon in the making of this Agreement other than those specifically set forth herein. This Agreement may be modified only by an instrument in writing signed by both parties or their duly authorized agents. All headings and captions used herein are for convenience of reference only and shall not be considered in the construction or interpretation of any provision of this Agreement.

        3.7   Benefit.    This Agreement shall be binding upon and inure to the sole benefit of the parties hereto and their respective successors and permitted assigns and no other person shall have any right or remedy or other legal interest of any kind under or by reason of this Agreement.

        3.8   Assignment.    This Agreement may not be assigned by either party without the prior written consent of the other party, except to a parent company, a wholly-owned subsidiary of a party or its parent, or a successor in interest to all or substantially all of the business interests, right and obligations of a party hereto.

        3.9   Unenforceability.    The invalidity, illegality or unenforceability of any one or more provisions of this Agreement shall in no way affect or impair the validity, legality or enforceability of the remaining provisions hereof, which shall remain in full force and effect.

        3.10 Modifications.    No modification, amendment, extension, renewal, rescission, termination or waiver of any of the provisions contained herein, or any future representation, promise or condition in connection with the subject matter hereof, shall be binding upon either party unless in writing and signed by an officer on its behalf. No course of performance, course of dealing, or use of trade by or between the parties shall be deemed to cause or constitute any amendment or modification of the terms hereof.

        3.11 Governing Law.    The validity, construction and performance of this Agreement shall be governed in accordance with the internal laws and not the conflicts of law rules of the State of North Carolina, without presumption or construction against the party preparing it, and the venue for any controversy arising under this Agreement shall be Haywood County, North Carolina.

        IN WITNESS WHEREOF, Diversified Energy, Inc. and Blue Ridge Paper Products Inc. have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

SELLER:	PURCHASER:
DIVERSIFIED ENERGY. INC.	BLUE RIDGE PAPER PRODUCTS, INC.
BY:	BY:
/s/ Randy Edgemon	/s/ Richard M. Lozyniak
ATTEST:	ATTEST:
/s/ Paticia A. Cowan	/s/ Stephen S. Bitner
WITNESS	WITNESS

DATE:	12/07/04	DATE:	11/24/04

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PURCHASE AND SALE AGREEMENT